Exhibit 99.1

Ember Therapeutics, Inc.

Financial Statements

December 31, 2014 and 2013

Ember Therapeutics, Inc.

Index

December 31, 2014 and 2013

Presented as financial statements of an acquired company by Mariel Therapeutics (now know as Ember Therapeutics, Inc.)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders

Ember Therapeutics, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Ember Therapeutics, Inc. (the "Company"), which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of operations, changes in redeemable convertible preferred stock and stockholders’ deficiency, and cash flows for each of the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ember Therapeutics, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses from operations since inception, has an accumulated deficit and will require additional funding to fund future operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ EisnerAmper LLP

Iselin, New Jersey

February 2, 2016

F-1

Ember Therapeutics, Inc. Balance Sheets

	December 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,237,378	$2,281,526
Restricted cash	89,408	89,408
Other current assets	113,213	49,352
Property and equipment, held for sale	389,240	—
Total Current Assets	1,829,239	2,420,286
Property and equipment, net	—	982,832
TOTAL ASSETS	$1,829,239	$3,403,118
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
Accounts payable	$259,270	$972,750
Accrued expenses	385,572	70,370
Total Liabilities	644,842	1,043,120
Series A redeemable convertible preferred stock, $0.001 par value;
34,190,608 shares authorized; 27,590,608 and 25,590,608 shares issued and outstanding at December 31, 2014 and 2013,
respectively (liquidation preference of $32,297,904 at December 31, 2014)	27,567,899	25,562,151
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIENCY
Common stock, $0.000001 par value; 50,000,000 shares authorized,
6,528,500 and 6,470,000 shares issued and outstanding at
December 31, 2014 and 2013, respectively	6,934	6,875
Additional paid-in capital	215,731	127,728
Subscription receivable	(1,762)	(1,762)
Accumulated deficit	(26,604,405)	(23,334,994)
Total Stockholders' Deficiency	(26,383,502)	(23,202,153)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIENCY	$1,829,239	$3,403,118

The accompanying notes are an integral part of these financial statements.

F-2

Ember Therapeutics, Inc. Statements of Operations

	Year Ended	Year Ended
	December 31, 2014	December 31, 2013
LICENSING REVENUES	$9,000,000	$—
OPERATING EXPENSES
Research and development	5,193,773	5,231,262
General and administrative	6,556,609	5,545,980
Total Operating Expenses	11,750,382	10,777,242
LOSS FROM OPERATING	(2,750,382)	(10,777,242)
OTHER INCOME (EXPENSE)
Impairment of Property and Equipment, held for sale	(519,341)	—
Interest Income	312	799
Total Other Income	(519,029)	799
NET LOSS	$(3,269,411)	$(10,776,443)

The accompanying notes are an integral part of these financial statements.

F-3

Ember Therapeutics, Inc. Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Deficiency

	Series A
	Redeemable Convertible				Additional			Total
	Preferred Stock		Common Stock		Paid-in	Subscription	Accumulated	Stockholders'
	Shares	Amount	Shares	Par Value	Capital	Receivable	Deficit	Deficiency
Balance at December 31, 2012	18,190,608	$18,158,056	6,920,000	$6,920	$49,932	$(1,762)	$(12,558,551)	$(12,503,461)

Issuance of Series A redeemable convertible preferred stock
net of offering costs of $1,929	7,400,000	7,398,071	—	—	—	—	—	—
Restricted stock cancelled	—	—	(45,000)	(45)	(405)	—	—	(450)
Accretion to redemption value	—	6,024	—	—	(6,024)	—	—	(6,024)
Stock-based compensation	—	—	—	—	84,225	—	—	84,225
Net loss	—	—	—	—	—	—	(10,776,443)	(10,776,443)
Balance at December 31, 2013	25,590,608	25,562,151	6,875,000	6,875	127,728	(1,762)	(23,334,994)	(23,202,153)

Issuance of Series A redeemable convertible preferred stock	2,000,000	2,000,000	—	—	—	—	—	—
Exercise of stock options	—	—	58,500	59	3,451	—	—	3,510
Accretion to redemption value	—	5,748	—	—	(5,748)	—	—	(5,748)
Stock-based compensation	—	—	—	—	90,300	—	—	90,300
Net loss	—	—	—	—	—	—	(3,269,411)	(3,269,411)
Balance at December 31, 2014	27,590,608	$27,567,899	6,933,500	$6,934	$215,731	$(1,762)	$(26,604,405)	$(26,383,502)

The accompanying notes are an integral part of these financial statements.

F-4

Ember Therapeutics, Inc. Statements of Cash Flows

	Year Ended	Year Ended
	December 31, 2014	December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,269,411)	$(10,776,443)
Adjustments to reconcile net loss to
net cash and cash equivalents used in operating activities:
Depreciation and amortization	417,250	236,000
Stock-based compensation	90,300	84,225
Impairment of property and equipment, held for sale	519,341	—
Changes in operating assets and liabilities:
Other current assets	(63,861)	98,845
Other assets	—	2,000
Accounts payable	(713,480)	(560,283)
Accrued expenses	315,202	(324,085)
Net Cash and Cash Equivalents Used in Operating Activities	(2,704,659)	(11,239,741)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	143,000	—
Purchases of property and equipment	(485,999)	(694,836)
Net Cash and Cash Equivalents Used in Investing Activities	(342,999)	(694,836)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments for restricted stock cancelled	—	(450)
Proceeds from exercise of stock options	3,510	—
Proceeds from issuance of Series A convertible preferred stock, net of issuance costs	2,000,000	7,398,071
Net Cash and Cash Equivalents Provided by Financing Activities	2,003,510	7,397,621

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,044,148)	(4,536,956)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,281,526	6,818,482
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,237,378	$2,281,526

Supplemental disclosure of cash paid:
Interest	$—	$—
Taxes	$—	$—
Supplemental disclosure of noncash activities:
Accretion of redeemable convertible preferred stock to redemption value	$6,024	$5,748

The accompanying notes are an integral part of these financial statements.

F-5

Ember Therapeutics, Inc. Notes to Financial Statements December 31, 2014 and 2013

1. Nature of Business, Going Concern and Liquidity

Ember Therapeutics, Inc. (the "Company" known as Adipothermics, Inc. through December 12, 2011) was incorporated on September 22, 2010 in Delaware and is headquartered in Watertown, Massachusetts.

The Company develops novel drugs in the area of brown fat research. The Company’s operations are subject to a number of factors that can affect its operating results and financial conditions. Such factors include, but are not limited to: the results of clinical testing and trial activities of the Company's products, the Company's ability to obtain regulatory approval to market its products, competition from products manufactured and sold or being developed by other companies, the price of, and demand for, Company products, the Company's ability to negotiate favorable licensing or other manufacturing and marketing agreements for its products, and the Company's ability to raise capital. The Company had a license with Novo Nordisk, which was terminated (see Note 12), and the Company substantially wound down its operations between December 2014 and March 2015. The Company's financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced losses since inception and at December 31, 2014 has an accumulated deficit of approximately $27,000,000. The Company will require additional cash to meet operating expenses and for capital expenditures. The Company has funded operations primarily with the proceeds from the issuance of preferred stock and convertible debt.

The future viability of the Company is largely dependent upon its ability to raise additional capital to finance its operations. Management expects that future sources of funding may include sales of equity, obtaining loans, or other strategic transactions. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient financing on terms acceptable to the Company to fund continuing operations, if at all. These circumstances raise substantial doubt on the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In March, the Company was acquired by Ember Acquisition Corp. (see Note 13).

2. Significant Accounting Policies

Basis of Presentation

The Company has prepared the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts expensed during the reporting period. Significant estimates relate to accruals and various estimates used in the calculation of stock-based compensation. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents, which consist of money market accounts, are stated at fair value.

F-6

Ember Therapeutics, Inc. Notes to Financial Statements December 31, 2014 and 2013

Fair Value of Financial Instruments

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of fair value hierarchy, of which the first two are considered observable and the last is considered unobservable, is used to measure fair value:

Level 1-Quoted prices in active markets for identical assets or liabilities.

Level 2-0bservable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3-Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company's cash equivalents of $1,001,008 and $1,600,733 as of December 31, 2014 and 2013, respectively, were carried at fair value based on quoted market prices, a level 1 measurement. The carrying values of accounts payable and accrued expenses approximate their fair value due to the short-term nature of these liabilities.

Concentration of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. Substantially all of the Company's cash deposits are maintained at large, financial institutions. The Company's deposits at times may exceed federally insured limits.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net income or loss. Repairs and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. Long-lived assets to be held and used are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. The Company had substantially wound down its operations between December 2014 and March 2015 and the property and equipment were written down to their net realizable value at December 31, 2014. As a result, the Company recorded approximately $519,000 in impairment losses on its property and equipment for the year ended December 31, 2014.

F-7

Ember Therapeutics, Inc. Notes to Financial Statements December 31, 2014 and 2013

Research and Development Costs

Research and development costs are expensed as incurred. Included in research and development expenses are wages, stock-based compensation and benefits of employees and other operational costs related to the Company's research and development activities, including facility-related expenses and external costs of outside vendors engaged to conduct clinical trials.

Patent Costs

All patent-related costs incurred in connection with filing and prosecuting patent applications are recorded as general and administrative expenses as incurred, as recoverability of such expenditures is uncertain.

Income Taxes

Deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized.

The accounting standards codification requires entities to evaluate, measure, recognize and disclose any uncertain income tax provisions taken on their income tax returns. Management has analyzed the tax positions taken by the Company and has concluded that as of December 31, 2014, there are no uncertain positions taken or expected to be taken that would require recognition of a liability or disclosure in the financial statements. Refer to Note 9 for further discussion of income taxes.

Stock-Based Compensation

The accounting standard for stock-based compensation requires that all share-based payments to employees be recognized in the statements of operations based on their fair values. The Company recognizes the expense using the straight-line attribution method. The stock-based compensation expense recognized in the statements of operations is based on awards that ultimately are expected to vest; therefore, the amount of expense has been reduced for estimated forfeitures. This accounting standard requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from these estimates based on historical experience. If actual results differ significantly from these estimates, stock-based compensation expense and the Company's results of operations could be materially impacted.

The Company uses the Black-Scholes option pricing model to measure the fair value of its option awards. The fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option-pricing model. The expected life assumption is determined under SAB 107: “Share-Based Payments” by using the simplified method. Volatility has been determined based on an analysis of reported data for a peer group of companies that granted options with substantially similar terms. The riskfree interest rate is based on the rate of US Treasury zero coupon rate with a remaining term approximating the expected term used as the input to the Black-Scholes option pricing model.

For stock-based awards granted to consultants and nonemployees, compensation expense is recognized over the period during which services are rendered by such consultants and nonemployees until completed. At the end of each financial reporting period prior to completion of the service, the value of these awards is re-measured using the then-current fair value of the Company's common stock and updated assumption inputs in the Black-Scholes option pricing model.

F-8

Ember Therapeutics, Inc. Notes to Financial Statements December 31, 2014 and 2013

The Company classifies stock-based compensation expense in its statement of operations in the same manner in which the award recipient's payroll costs are classified or in which the award recipient's service payments are classified.

The weighted-average fair value of each stock option granted in 2014 and 2013 was estimated as $0.04 and $0.06, respectively, on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	2014	2013

Expected term in years	6.25	6.25
Expected volatility	81.16% - 84.51%	81.12% - 84.51%
Expected dividend yield	0%	0%
Risk-free interest rates	1.81% - 2.07%	1.01% - 2.07%

Comprehensive Income (Loss)

A full set of general-purpose financial statements is required to be expanded to include the reporting of comprehensive income (loss). Comprehensive loss is comprised of two components; net loss and other comprehensive income (loss). As of December 31, 2014 and 2013, the Company had no items qualifying as other comprehensive income (loss); accordingly, comprehensive income (loss) equaled total net loss.

3. Property and Equipment, Net

Property and equipment, net consists of the following as of December 31:

	Estimated
	Useful Life
	(Years)	2014	2013
Laboratory equipment	3-5	$—	$1,072,785
Office and computer equipment	3-5	—	214,820
Furniture and fixture	3-5	—	6,990
Leasehold improvements	Shorter of lease term or the estimated useful life	—	16,312
		—	1,310,907
Less Accumulated depreciation and amortization		(-)	(328,075)
		$—	$982,832

Depreciation expense for the period ended December 31, 2014 and 2013 was $417,250 and $236,000, respectively. The Company had substantially wound down its operations between December 2014 and March 2015 and the property and equipment was written down to its net realizable value at December 31, 2014. Total property and equipment, held for sale at December 31, 2014 is $389,240. The Company recorded approximately $519,000 in impairment losses on its property and equipment during the year ended December 31, 2014.

F-9

Ember Therapeutics, Inc. Notes to Financial Statements December 31, 2014 and 2013

4. Accrued Expenses

Accrued expenses consist of the following as of December 31, 2014 and 2013:

	2014	2013
Deferred rent	$—	$6,355
Accrued salaries and related costs	385,572	—
Legal, consulting and professional fees	—	64,015
	$385,572	$70,370

5. Commitments and Contingencies

Operating Lease Commitments

The Company leased its facilities under non-cancelable operating leases, which originally expired on September 30, 2013 and were subsequently extended through March 31, 2017. The leases were cancelled in March 2015 and there were no termination fees paid in 2015 for the lease cancellation. Rent expense for the years ended December 31, 2014 and 2013 was approximately $559,600 and $664,700, respectively. The Company had a letter-of-credit with a bank in the amount of $89,408, which was recorded as restricted cash and used as the security deposit for this lease. Upon cancellation of the lease, the letter-of-credit was cancelled, and $89,408 was returned to the Company in 2015.

Guarantees and Indemnification Obligations

The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies and agrees to reimburse the indemnified party for losses and costs incurred by the indemnified party in connection with any patent, copyright, trade secret or other intellectual property or personal right infringement claim by any third party with respect to the Company's technology. The term of these indemnification agreements is generally perpetual after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. Based on historical experience and information known as of December 31, 2014, the Company has not incurred any costs for the above guarantees and indemnities.

Intellectual Property License

The Company has acquired exclusive rights to develop patented compounds and related know-how under licensing agreements with third parties in the course of its research and development activities. The licensing rights obligate the Company to make payments to the licensors for license fees, milestones, license maintenance fees and royalties. The Company is also responsible for patent prosecution costs. Additionally in consideration of the grant of these licenses, the Company issued shares of common stock in 2012 and 2011 and recognized under these agreements the fair value of common stock issued. There were no shares issued in 2013 or 2014 related to these agreements. The Company has recorded these costs as research and development expenses as technological feasibility has not been established and the technology had no alternative future use.

The Company is obligated to make additional milestone payments of up to $95,000 and issue 100,000 shares of common stock upon reaching certain milestones such as testing trials, patent issuance and government approvals. In addition, the Company will owe single-digit royalties on sales of commercial products developed using these licensed technologies, if any. The Company is also obligated to pay to the licensors a percentage of fees received if and when the Company sublicenses the technology. As of December 31, 2014, the Company has not yet developed a commercial product using the licensed technologies, nor has it entered into any sublicense agreements for the technology.

F-10

Ember Therapeutics, Inc. Notes to Financial Statements December 31, 2014 and 2013

6. Redeemable Convertible Preferred Stock

At December 31, 2014, the Company had 34,190,608 shares of preferred stock authorized, all of which are designated as Series A redeemable convertible preferred stock (the "Series A preferred stock"). On June 25, 2013, the Company entered into the First Amendment to Series A Preferred Stock Purchase Agreement and issued 4,300,000 shares of Series A preferred stock at $1 per share to investors for gross proceeds of $4,300,000. On November 1, 2013, the Company entered into the Second Amendment to Series A Preferred Stock Purchase Agreement and issued 3,100,000 shares of Series A preferred stock at $1 per share to investors for gross proceeds of $3,100,000. On November 3, 2014, the Company issued 2,000,000 shares of Series A preferred stock at $1 per share to investors for gross proceeds of $2,000,000. In relation to the financing, the Company incurred approximately $0 and $2,000 financing costs for the years ended December 31, 2014 and 2013, respectively, which offset the proceeds. The Series A preferred stock has the following characteristics:

Voting

The holders of the preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

Dividends

The holders of the Series A preferred stock are entitled to receive out of funds legally available, cumulative dividends at the rate of $0. 08 per share per annum, payable in preference and priority to any payment of any dividend on common stock. No dividends or other distributions will be made with respect to the common stock until all declared dividends on the Series A preferred stock have been paid. Through December 31, 2014, no dividends have been declared or paid by the Company. Cumulative dividends unpaid as of December 31, 2014 was approximately $4,707,000.

Liquidation Preference

In the event of a liquidation, dissolution or winding up of the Company, the holders of Series A preferred stock are entitled to receive for each share an amount equal to $1.00 per share of Series A preferred stock, plus any dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, payable in preference and priority to any payments made to the holders of common stock. After the payment of all preferential amounts to holders of Series A preferred stock, the remaining assets of the Company shall be distributed among the holders of common stock, pro rata based on the number of shares held by each such holder treating all such shares of Series A preferred stock as if they had been converted to common stock immediately prior to such liquidation, dissolution or winding up of the Company.

Conversion

Each share of Series A preferred stock is convertible, at the option of the holder, into a number of shares of common stock as determined by dividing the respective preferred stock issue price by the conversion price in effect at the time. The conversion price of Series A preferred stock is currently $1.00, and is subject to adjustment in accordance with anti-dilution provisions contained in the Company's Certificate of Incorporation and upon certain other events such as stock splits or recapitalizations. Conversion is automatic upon the closing of a firm commitment underwritten public offering in which the public offering price equals or exceeds $3.00 per share (adjusted to reflect subsequent stock dividends, stock splits or similar recapitalizations) and the gross proceeds raised equal or exceed $30,000,000. At December 31, 2014, approximately 32,298,000 shares of the Company's common stock have been reserved for conversion of the Company’s outstanding preferred stock.

F-11

Ember Therapeutics, Inc. Notes to Financial Statements December 31, 2014 and 2013

Redemption

The holders of the majority of the outstanding Series A preferred stock voting together may, by written request, delivered after December 12, 2018, require the Company to redeem the preferred stock by paying in cash a sum equal to 100% of the original purchase price of the Series A preferred stock plus any declared but any unpaid dividends thereon. Shares of Series A preferred stock shall be redeemed in three annual installments commencing not more than sixty days after receipt by the Company of a redemption request.

If the Company does not have sufficient funds legally available to redeem all shares of Series A preferred stock to be redeemed at a redemption date or upon liquidation, then the Company will redeem or liquidate such shares ratably to the extent possible and will redeem the remaining shares as soon as sufficient funds are legally available.

7. Common Stock

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. At December 31, 2014, the Company reserved approximately 33,425,000 shares of common stock for the purpose of issuance upon conversion of all outstanding preferred stock and exercise of outstanding options.

8. Stock-Based Awards

The Company's 2011 Stock Incentive Plan (the "Plan") provides for the issuance of incentive and nonqualified stock options, restricted stock and other equity awards to employees, officers, directors, consultants and advisors of the Company. Incentive stock options may only be granted to employees. As of December 31, 2014, the total number of shares of common stock which may be issued under the Plan was 3,375,000. The number of options available for future grant was 71,000 at December 31, 2014.

Stock Options

The Board of Directors determines the period over which stock options become exercisable, which is typically four years, with 25% vesting after one year and the balance vesting pro rata each month thereafter. The exercise price of incentive stock options and nonqualified stock options shall be no less than 100% of the estimated fair market value per share of the Company's common stock on the grant date. The contractual term of the options is 10 years.

F-12

Ember Therapeutics, Inc. Notes to Financial Statements December 31, 2014 and 2013

The following table summarizes the employee stock option award activity under the Plan for the years ended December 31, 2014 and 2013:

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual
		Exercise	Term
	Shares	Price	(in Years)
Outstanding at December 31, 2012	1,008,000	$0.060	7.5
Granted	98,500	$0.060	8.0
Exercised	—
Cancelled	—
Outstanding at December 31, 2013	1,106,500	$0.060	7.5
Granted	329,000	$0.080
Exercised	(58,500)	$0.060
Cancelled	(250,000)	$0.061
Outstanding at December 31, 2014	1,127,000	$0.066	8.1
Vested at December 31, 2014	587,813	$0.062	7.8
Expected to cancel at December 31, 2014	539,187	$0.069	8.5

The intrinsic value of employee stock options vested at December 31, 2014 and 2013 was approximately $10,400.

During the years ended December 31, 2014 and December 31, 2013, the Company recognized $90,300 and $84,225, respectively, of stock-based compensation expense related to stock option awards for the purchase of common stock and restricted stock granted to employees and non-employees. Total unrecognized stock-based compensation expense for all stock-based awards was approximately $99,600 at December 31, 2014.

The number of option awards granted to non-employees in 2014 and 2013 was 140,000 and 180,000, respectively. The number option awards granted to non-employees outstanding at December 31, 2014 was 410,000. The compensation expense during the year ended December 31, 2014 for option awards granted to non-employees prior to December 31, 2014 was $5,410. The compensation expense during the year ended December 31, 2013 for option awards granted to non-employees prior to December 31, 2013 was $3,049.

Restricted shares vest over a period of 4 years. For December 31, 2014 and 2013, the Company has recognized stock-based compensation of $45,500 and $45,675, respectively, in relation to these awards. Restricted shares that vested in 2013 and 2014 were not included in the outstanding shares at December 31, 2014 and 2013 in the statement of stockholders’ deficiency because they were not legally issued to the holders.

All stock options and restricted shares outstanding including all vested shares as of December 31, 2014 were forfeited or cancelled in March 2015 as part of the merger described in Note 13.

F-13

Ember Therapeutics, Inc. Notes to Financial Statements December 31, 2014 and 2013

The following table summarizes the restricted stock award activity of the Plan for the years ended December 31, 2014 and 2013:

		Weighted-
		Average
		Grant Date
	Shares	Fair Value
Unvested at December 31, 2012	2,809,375	$0.005
Granted	0
Vested	(1,213,750)	$0.004
Cancelled	(45,000)	$0.010
Unvested at December 31, 2013	1,550,625	$0.006
Granted	0
Vested	(1,016,875)	$0.005
Cancelled	(11,875)	$0.010
Unvested at December 31, 2014	521,875	$0.009
Expected to cancel at December 31, 2014	521,875	$0.009

9. Income Taxes

For the years ended December 31, 2014 and 2013, the Company incurred a net operating loss for tax purposes of approximately $3,374,300 and $11,227,000, and accordingly, there is no current year tax provision for Federal purposes and is immaterial for State purposes.

At December 31, 2014, the Company had federal and state loss carryforwards of approximately $21,639,000 and $21,543,000, respectively, which may be available to reduce future taxable income and begin to expire in 2030 for federal purposes and state purposes. In addition, the Company had federal and state research and development tax credit carryforwards of approximately $784,000 and $252,000 available to reduce future tax liabilities, which begin to expire in 2030 for federal and 2025 for state purposes. As required by FASB Accounting Standard Codification 740-10, management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are composed principally of net operating loss carryforwards. At December 31, 2014, the Company has a deferred tax asset of approximately $11,201,900, which increased from approximately $10,004,400 at December 31, 2013. Differences which comprise the Company’s tax asset primarily consist of the Company’s net operating loss and research and development costs carry-forwards, and capitalizing research and development costs and license costs for tax purposes. Management has determined that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets and, as a result, a valuation allowance of approximately $11,201,900 and $10,004,400 has been established at December 31, 2014 and 2013 respectively. As of the date of the report, the Company has not filed the December 31, 2014 tax returns.

Pursuant to Section 382 of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation on the amount of net operating loss (“NOL”) carryforwards and research and development credit carryforwards that may be used in future years.

F-14

Ember Therapeutics, Inc. Notes to Financial Statements December 31, 2014 and 2013

The Company applied the authoritative guidance on accounting for and disclosure of uncertainty in tax positions, which required the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals of litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon the ultimate settlement with the relevant taxing authority. No reserves for uncertain tax positions were established at December 31, 2014 and December 31, 2013, respectively. The Company’s policy is to record interest and penalties related to income taxes as part of the tax provision.

The Company files Federal and Massachusetts tax returns. In the normal course of business the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The federal and state tax returns of the Company for 2011, 2012 and 2013 are subject to examinations by the IRS and state taxing authorities generally for three years after they were filed. In years when a NOL is generated, the statute remains open with respect to the NOL until three years after the NOL is utilized. The Company thus is still open under statute from 2010 to the present. The resolution of tax matters is not expected to have a material effect on the Company's financial statements.

10. 401(k) Savings Plan

The Company maintained a defined contribution savings plan covering all eligible U.S. employees under Section 401(k) of the Internal Revenue Code. Company contributions to the plan may be made at the discretion of the Board of Directors. In 2014 and 2013, the Company did not make any contributions to the plan.

11. Related Party Transactions

Since inception, the Company has received consulting and management services as well as office space from Third Rock Ventures LLC, which through its affiliates, has a controlling interest in the Company and owns Series A preferred stock and common stock. The Company has paid Third Rock Ventures LLC $309,925 and $71,200 for these services during the years ended December 31, 2014 and 2013, respectively. Amounts owed to Third Rock Ventures LLC and included in accounts payable at December 31, 2014 and 2013 were $0 and $76,257, respectively.

12. Feasibility Study and Option Agreement

On December 20, 2013, the Company signed the Feasibility Study and Option Agreement (“Novo Agreement”) with Novo Nordisk ("Novo") which includes collaborative R&D studies to assess the Company's technology. The Novo Agreement also gives Novo the option to pursue additional collaborations and includes an option to purchase the Company based on the achievement of certain milestones. During the year ended December 31, 2014, the Company received an upfront license fee of $4,500,000 on signing of this agreement and an additional license fee of $4,500,000 for the conduct of the second phase of the study per the Novo Agreement. Novo did not execute the applicable agreed form of definitive agreement before expiration of the Final Agreement Execution Period as described in the Novo Agreement, as a result, the option to pursue additional collaboration lapsed in 2014 and Novo had no further rights under this Novo Agreement. Accordingly, the $9M of non-refundable funds received during 2014 was recognized as licensing revenues.

F-15

Ember Therapeutics, Inc. Notes to Financial Statements December 31, 2014 and 2013

13. Subsequent Events

The Company has performed an evaluation of subsequent events through February 2, 2016, which is the date the financial statements were issued.

From December 2015 to March 2015, the Company substantially wound down its operations, which included but were not limited to the following: severed all employees (accrued at December 31, 2014), cancelled all stock options and restricted stock both vested and unvested, terminated office lease and sold or disposed all of its property and equipment (impairment loss on property and equipment was recognized for the year ended December 31, 2014).

On March 12, 2015, the Company merged with Ember Acquisition Corp. (“Merger Sub”), which was owned 100% by Mariel Therapeutics, Inc. (“Parent”). Upon merger, Merger Sub ceased to exist and the Company continues under the name “Ember Therapeutics, Inc.” as the surviving corporation (the “Surviving Corporation”) and wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement on March 12, 2015:

1.	All shares of Series A preferred stock of the Company issued and outstanding immediately prior to the merger were in the aggregate converted into the right to receive (i) the convertible promissory note issued by Parent of $2 million face amount, (ii) any Contingent Consideration (as defined in the Merger Agreement) that becomes payable and (iii) $552,281; and
2.	Each share of Company common stock (as defined in the Merger Agreement) issued and outstanding immediately prior to the Effective Time was cancelled and retired without payment of any consideration therefore.

F-16